Exhibit 99.1


                               JOINDER AGREEMENT


     THIS JOINDER to the Amended and Restated Limited Liability Company Agreement of Colony Resorts LVH Acquisitions, LLC (the "Company"), dated as of June 18, 2004, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement dated as of June 23, 2004 (as amended, the "Operating Agreement"), is made as of November 21, 2006, by and among Nicholas
L. Ribis ("Ribis") and the Members of the Company. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Operating Agreement.

     WHEREAS, in accordance with the terms of that certain Option Agreement dated as of June 18, 2004, by and between Colony Resorts LVH Holdings, LLC ("Colony"), Colony Resorts LVH VoteCo, LLC ("VoteCo") and Nicholas L. Ribis ("Ribis"), Ribis has acquired certain Membership Units in the Company; and

     WHEREAS, the Operating Agreement requires Ribis, as a holder of Membership Units, to become a party to the Operating Agreement, and Ribis agrees to do so in accordance with the terms hereof.

     NOW THEREFORE, intending to be legally bound, and for good and valuable consideration the receipt and sufficiency of which is acknowledged, the undersigned hereby agree as follows:

     1. Ribis agrees that, upon execution of this Joinder Agreement, he shall become a party to the Operating Agreement and shall be fully bound by all the terms and conditions of the Operating Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof. Without limiting the generality of the foregoing, Ribis hereby makes the representations, warranties and acknowledgements set forth in Section 12 of the Operating Agreement.

     2. Schedule A to the Operating Agreement is hereby deleted in its entirety, and replaced with Schedule A attached hereto, effective as of the date hereof.

     3. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same instrument.



                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date set forth in the introductory paragraph hereof.

                             /s/ Nicholas L. Ribis
                             --------------------------------------------
                             Nicholas L. Ribis

                             Colony Resorts LVH Acquisitions, LLC, a Nevada limited liability company

                             By: /s/ Rodolfo Prieto
                                 -----------------------------------------------
                             Name:   Rodolfo Prieto
                             Title:  Chief Executive Officer and General Manager

                             Colony Resorts LVH Voteco, LLC, a Delaware limited liability company

                             By: /s/ Thomas J. Barrack, Jr
                                 -----------------------------------------------
                             Name:   Thomas J. Barrack, Jr.
                             Title:  Sole Member

                             Colony Resorts LVH Coinvestment Voteco, LLC, a Delaware limited liability company

                            By:  /s/ Thomas J. Barrack, Jr
                                 -----------------------------------------------
                             Name:  Thomas J. Barrack, Jr.
                             Title:  Member

                             WH/LVH Managers Voteco LLC, a Delaware limited liability company

                             By: /s/ Jonathan Langer
                                 -----------------------------------------------
                             Name:  Jonathan Langer
                             Title: Managing Member

                             Colony Resorts LVH Co-Investment Partners, L.P., a Delaware limited partnership

                             By: Colony Resorts LVH Co-Investment Genpar, LLC, its General Partner

                            By:  /s/ Thomas J. Barrack, Jr
                                 -----------------------------------------------
                             Name:   Thomas J. Barrack, Jr.
                             Title:  Sole Member

                             Colony Resorts LVH Holdings, LLC, a Delaware limited liability company

                             By:  Colony Investors VI, L.P., its sole member

                             By:  Colony Capital VI, L.P., its general partner

                             By:  ColonyGP VI, LLC, its general partner

                             By: /s/ Thomas J. Barrack, Jr
                                 -----------------------------------------------
                             Name:   Thomas J. Barrack, Jr.
                             Title:  Sole Member

                                                SCHEDULE A
                                                ----------
                               MEMBERSHIP UNITS AND INITIAL CAPITAL CONTRIBUTION
                                   FOR THE CLASS A MEMBERS AND CLASS B MEMBERS


                                              CLASS A MEMBERSHIP UNITS

         ----------------------------------- -------------------------- -------------------------------
                                                      CLASS A            INITIAL CAPITAL CONTRIBUTION
                   CLASS A MEMBER                MEMBERSHIP UNITS
         ----------------------------------- -------------------------- -------------------------------
         Voteco                                        0.585                         $60
         ----------------------------------- -------------------------- -------------------------------
         Nicholas L. Ribis                             0.015                         $-0-
         ----------------------------------- -------------------------- -------------------------------
         Co-Investment Voteco                          0.30                          $90
         ----------------------------------- -------------------------- -------------------------------
         Whitehall Voteco                              0.60                          $-0-
         ----------------------------------- -------------------------- -------------------------------
         TOTAL                                         1.50                          $150
         ----------------------------------- -------------------------- -------------------------------


                                              CLASS B MEMBERSHIP UNITS






         ---------------------------------- --------------------------- -----------------------------
                                                     CLASS B
                  CLASS B MEMBER                 MEMBERSHIP UNITS        INITIAL CAPITAL CONTRIBUTION
         ------------------------------------ -------------------------- -----------------------------
         Holdings                                    585,000                     $60,000,000
         ----------------------------------- -------------------------- ------------------------------
         Nicholas L. Ribis                            15,000                         $-0-
         ----------------------------------- -------------------------- ------------------------------
         Co-Investment Partners                      900,000                     $90,000,000
         ----------------------------------- -------------------------- ------------------------------
         TOTAL                                      1,500,000                    $150,000,000
         ---------------------------------- --------------------------- -------------------------------